Exhibit 12.1

Robert Charles Brighton

Shareholder

Phone: 954.985.4178 Fax: 954.985.4176

Rbrighton@beckerlawyers.com

Becker & Poliakoff

1 East Broward Blvd.

Suite 1900

Ft. Lauderdale, FL 33301

February 28, 2025

Newsmax, Inc.

750 Park of Commerce Drive, Suite 100

Boca Raton, FL 33487

Re:	Newsmax, Inc. -- Form 1-A Offering Statement

Ladies and Gentlemen:

We have acted as special counsel to Newsmax, Inc., a Florida corporation (“Newsmax” or the “Company”), in connection with the filing on February 7, 2025, with the Securities and Exchange Commission (the “Commission”) of an offering statement on Form 1-A, as amended by amendment no. 1 to the offering statement filed with the Commission on February 28, 2025 (as so amended, the “Offering Statement”) for the purpose of rendering an opinion as to the legality of the issuance and sale of up to 7,500,000 shares of Class B Common Stock, $0.001 par value per share (the “Class B Common Stock”) to be sold by the Company following qualification of the Offering Statement by the Commission.

The Company has engaged Digital Offering, LLC (“Digital Offering”) to act as lead selling agent (the “Selling Agent”) pursuant to that certain Selling Agency Agreement in the form of Exhibit 1.2 to the Offering Statement (the “Selling Agency Agreement”) to offer the shares of Class B Common Stock (the “Shares”) to prospective investors in the offering contemplated by the Offering Statement (the “Offering”).

We note that this opinion letter is not an opinion with respect to the Offering Statement or any matter pertaining to the Company that may arise under or in connection with the Offering, except as expressly addressed in our opinions contained herein.

This opinion letter is furnished to you in connection with the Offering and the Offering Statement at your request and with your consent. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter. The opinions expressed herein are to be governed by the laws of the State of Florida, including without limitation, chapter 607, Florida Statutes, as in effect as of the date of this opinion letter (“Florida Laws”), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

For purposes of the opinions expressed herein, we have examined and, with your permission, relied upon each of the following documents in the forms on file with the Commission as of the date of this opinion letter (collectively, the “Offering Documents”):

the Offering Statement; and

the Selling Agency Agreement.

Newsmax, Inc.

February 28, 2025

As to various questions of fact material to the opinions rendered herein, we have relied, with your permission, upon the representations contained in the Selling Agency Agreement, a certificate of an authorized officer of the Company (the “Company Certificate”), and such other documents as deemed necessary by us for purposes of rendering the opinions expressed herein.

In connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents:

(a)	the Amended and Restated Articles of Incorporation in the form filed as Exhibit 2.8 to the Offering Statement (the “A&R Articles”);

(b)	the Amended and Restated Bylaws of the Company in the form filed as Exhibit 2.9 to the Offering Statement (the “A&R Bylaws”);

(c)	the Unanimous Written Consent of the Board of Directors of the Company, effective as of September 6, 2024, relating to the Offering Documents, the Offering and the other transactions contemplated thereby;

(d)	the Unanimous Written Consent of the Board of Directors, effective on or about the date of this opinion letter, relating to the A&R Articles and the A&R Bylaws, and other matters affecting the capitalization of the Company;

(e)	the Written Consent of the Shareholders holding a majority in voting power of (x) the Class A Common Stock voting separately and (y) all shares of stock entitled to vote on the matters, voting together as one group, in the form reviewed by us, effective on or before the initial public offering of the Company, relating to the A& R Articles, the A&R Bylaws and other matter affecting the capitalization and governance of the Company; and

(f)	the Certificate of Status for the Company dated February 27, 2025, issued by the Secretary of State of the State of Florida.

The documents referred to in items (a) and (b) are sometimes hereinafter collectively referred to as the “Governance Documents;” the documents referred to in items (c), (d) and (e) are sometimes hereinafter referred to as the “Authorizing Resolutions;” and the document referred to in item (f) is sometimes hereinafter referred to as the “Good Standing Certificate.”

Newsmax, Inc.

February 28, 2025

In rendering the opinions set forth herein, we have relied, with your consent and without investigation, on each of the following assumptions as relevant: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Offering Documents; (b) the legal existence of each party to or described in the Offering Documents, other than the Company; (c) the power of each party to the Offering Documents to execute, deliver and perform all Offering Documents executed and delivered by such party and to do each other act done or to be done by such party, other than the Company; (d) the authorization, execution and delivery by each party of each Offering Document, other than the Company, in the form reviewed by us as executed and delivered or to be executed and delivered by such party; (e) the validity, binding effect and enforceability as to each party, other than the Company, of each Offering Document executed and delivered by such party or to be executed and delivered and of each other act done or to be done by such party; (f) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (g) the truthfulness of each statement as to all factual matters; (h) each certificate or other document issued by a public authority is accurate, complete and authentic as of the date of the opinion letter, and all official public records (including their proper indexing and filing) are accurate and complete; (i) the Authorizing Resolutions are not rescinded, supplemented, amended or modified from the form adopted or reviewed by us and (j) all necessary consents, approvals, authorizations, registrations, declarations and filings, governmental or otherwise, and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under the Offering Documents and the Offering, and have been obtained, made, satisfied or have occurred, including that the Offering Statement and any amendments thereto (including post-effective amendments) have been qualified by the Commission or its Staff by delegation, and are in full force and effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered by the Company against payment therefore, in the manner described in the Offering Statement, will be validly issued, fully paid and non-assessable.

We have not been engaged to examine, nor have we examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission or the requirements of Form 1-A and Regulation A promulgated under the Securities Act, and we express no opinion with respect thereto. Our foregoing opinions are strictly limited to Florida Laws, expressly excluding federal laws of the United States of America and Florida Laws relating to the offering and sale of securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Offering Statement and to the use of our name under the caption “Legal Matters” in the Offering Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required by Section 7 of the Securities Act.

Newsmax, Inc.

February 28, 2025

We assume no obligation to update or supplement any of the opinions set forth herein to reflect any change of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Becker & Poliakoff, P.A.
Becker & Poliakoff, P.A.